Exhibit 10.1

AMEREN CORPORATION
LONG-TERM INCENTIVE PLAN OF 1998
NOTICE OF RESTRICTED STOCK AWARD

You have been awarded restricted shares of the Company’s common stock, $0.01 par value per share (“Restricted Stock”), subject to the following terms and conditions:

o Name of Grantee:	«Name»

o Total Number of Shares of Restricted Stock Awarded:	«Restricted_Shares_Granted__»

o Date of Grant:

o Common Stock Ownership Level of Base Salary	«Ownership_Guideline__of_Base» %

In addition to certain performance-based vesting requirements set forth in the Restricted Stock Award attached hereto as Exhibit A (“Restricted Stock Award”), until you attain the age of 65 or certain other events occur (as set forth in the Restricted Stock Award), you will be required to achieve a certain ownership level of common stock based on the percentage of your Base Salary stated above before you can become vested in the Restricted Stock. The details of the ownership level requirement are described in the Restricted Stock Award. Your target ownership percentage is subject to change in the event your position within the Company changes during the term of this award.

▪	This award of Restricted Stock is being made pursuant to, and is governed by, the terms of the Restricted Stock Award and the Ameren Corporation Long-Term Incentive Plan of 1998.

▪
This award of Restricted Stock is conditioned upon your endorsement of the irrevocable stock power attached hereto as Exhibit B. If you do not return the attached irrevocable stock power within sixty (60) days from the Date of Grant, this award shall be deemed forfeited. As such, promptly endorse and return the attached irrevocable stock power to the Vice President of Human Resources at the following address:

            Ms. Donna K. Martin
Senior Vice President and Chief Human Resources Officer
Ameren Services
P. O. Box 66149
Mail Code 500
St. Louis, MO 63166-6149

▪
If you wish to elect a designated beneficiary to whom shares of common stock otherwise due to you pursuant to the terms of this award shall be distributed in the event of your death prior to distribution, please complete and return to the Vice President of Human Resources, along with your irrevocable stock power, the beneficiary designation form attached hereto as Exhibit C.

Dated:	AMEREN CORPORATION

Title: Senior Vice President and Chief Human Resources Officer

EXHIBIT A

RESTRICTED STOCK AWARD
UNDER THE
AMEREN CORPORATION LONG-TERM INCENTIVE PLAN OF 1998

Ameren Corporation, a Missouri corporation ("Company"), has granted you ("Grantee") an award of restricted stock pursuant to the terms and conditions set forth in your Notice of Restricted Stock Award (“Grant Notice”), this Restricted Stock Award (“Award”) and the Ameren Corporation Long-Term Incentive Plan of 1998, as amended from time to time (“Plan”). The text of the Plan and the Grant Notice are incorporated herein by reference and made a part of this Award.

1. Definitions. For purposes of this Award, the following terms shall have the meanings set forth below:

“Annual Eligible Vesting Amount” means the number of shares of Common Stock equal to (i) the Target Shares for the applicable Performance Year, multiplied by (ii) the Performance Rating for such Performance Year.

“Award” means this Restricted Stock Award.

“Base Salary” shall mean Grantee’s annualized rate of base remuneration payable from the Company as of the applicable Determination Date, excluding all overtime, bonuses, fringe benefits and extraordinary items.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful and continued failure of Grantee to perform substantially Grantee’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that Grantee has not substantially performed Grantee’s duties, or (ii) the willful engaging by Grantee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company (or any subsidiary of the Company). For purposes of this definition, no act or failure to act on the part of Grantee shall be considered “willful” unless it is done, or omitted to be done, by Grantee in bad faith or without reasonable belief that Grantee’s action or omission was in the best interest of the Company (or any subsidiary of the Company). Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Company (or any subsidiary of the Company).

“Change of Control” shall have the meaning ascribed to such term in section 9 of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations thereunder.

“Committee” means the Human Resources Committee of the Board or such other Board committee designated by the Board in accordance with the Plan.

“Common Stock” means the Company’s common stock, $0.01 par value per share.

“Company” means Ameren Corporation and any successor thereto.

“Date of Grant” means the Date of Grant set forth on the Grant Notice.

“Determination Date” means the first March 1 after the end of the Performance Year.

“Disability” means the inability of Grantee to perform his or her duties (as they existed immediately prior to the illness or injury) on a full-time basis for 180 consecutive business days as a result of illness or injury.

“EIP” means the Ameren Executive Incentive Plan.

“Forfeited Shares” means the Target Shares which have been forfeited for a given Performance Year because the Threshold Level was not achieved for such Performance Year.

“Grant Notice” means the Notice of Restricted Stock Award accompanying this Award.

“Maximum Level” means the maximum earnings per share level established by the Committee in its sole discretion for the Performance Year pursuant to the EIP.

“Normal Retirement” means the voluntary termination of employment by Grantee on or after Grantee attains age 65.

“Ownership Level” means the ownership by Grantee of Common Stock in an amount equal to the percentage of Grantee’s Base Salary set forth on the Grant Notice as of the relevant Determination Date. The Committee shall have sole discretion to adjust the percentage of Grantee’s Base Salary with respect to which the Ownership Level is measured in the event Grantee’s position within the Company changes. For purposes of determining whether the Ownership Level has been achieved, all shares of Common Stock owned by Grantee shall be taken into account (including shares of Common Stock held for the benefit of Grantee in a qualified retirement plan maintained by the Company and shares of Common Stock granted pursuant to this Award (vested or unvested) which have not been forfeited as of the relevant Determination Date. For purposes of determining whether Grantee owns the requisite amount of Common Stock as of the Determination Date, the per share price used shall be the closing sale price per share on the Determination Date as reported on the New York Stock Exchange Composite Tape, or if there is no sale on such date, then on the last previous day on which a sale was reported.

“Performance Rating” means the actual achievement of the Threshold Level, Target Level or Maximum Level for the Performance Year, expressed on a sliding scale as a performance rating. The applicable performance ratings are set forth on Schedule A. The performance ratings set forth on Schedule A shall be adjusted to account for an achievement level which falls between the Threshold Level, Target Level and Maximum Level. Additionally, the Committee shall have sole discretion to determine the extent to which, if any, level of financial achievement has been satisfied for a given Performance Year.

“Performance Year” means a one-year performance period during the Seven-Year Performance Period which coincides with the applicable performance year under the EIP.

“Plan” means the Ameren Corporation Long-Term Incentive Plan of 1998, as amended from time to time.

“Pro Rata Remaining Shares” means the whole number of shares of Common Stock equal to (i) the excess of (x) the total amount of shares of Common Stock subject to this Agreement, minus (y) the cumulative amount of Forfeited Shares and Vested Shares for prior Performance Years, those Restricted Shares which have not become Vested Shares solely on account of failure to achieve the requisite Ownership Level, and any shares of Common Stock which shall vest pursuant to section 5(b) hereof, multiplied by (ii) a fraction, the denominator of which shall be 365, and the numerator of which shall be the number of days Grantee worked during such Performance Year prior to the Termination Date.

“Pro Rata Vesting Amount” means the product of (i) the Annual Eligible Vesting Amount for the Performance Year in which termination of employment occurs pursuant to section 5 hereof, multiplied by (ii) a fraction, the denominator of which shall be 365, and the numerator of which shall be the number of days Grantee worked during such Performance Year prior to the Termination Date.

“Remaining Shares” means the whole number of shares of Common Stock equal to the excess of (i) the total amount of shares of Common Stock subject to this Award, minus (ii) the cumulative amount of Forfeited Shares and Vested Shares for prior Performance Years and those Restricted Shares which have not become Vested Shares solely on account of failure to achieve the requisite Ownership Level.

“Restricted Shares” means shares of Common Stock subject to this Award which are subject to the Restrictions. This amount shall include any additional shares of Common Stock resulting from the investment of dividends declared on existing Restricted Shares pursuant to section 8 hereof and additional or different securities issued as a result of any adjustment pursuant to section 11 hereof.

“Restrictions” means the restrictions set forth in section 3 hereof which are imposed on shares of Common Stock subject to this Agreement prior to vesting.

“Seven-Year Performance Period” means the period commencing on the first day of the calendar year in which occurs the Date of Grant and ending on the last day of the sixth calendar year following the calendar year in which occurs the Date of Grant.

“Severance Plan” means the Ameren Corporation Change of Control Severance Plan, as amended from time to time.

“Target Level” means the targeted level of earnings per share established by the Committee in its sole discretion for the Performance Year pursuant to the EIP.

“Target Shares” means one-seventh of the original number of Restricted Shares awarded pursuant to this Agreement allocated to a Performance Year, with fractional shares rounded to the nearest whole share of Common Stock (for which purpose one-half share shall be rounded down to the nearest whole share of Common Stock). The number of Target Shares available for future Performance Periods shall be adjusted accordingly to account for any such rounding so the aggregate number of the Target Shares for all seven Performance Periods equals the number of Restricted Shares originally awarded pursuant to this Agreement. Additionally, Target Shares for each Performance Year shall be adjusted accordingly to account for additional shares of Common Stock resulting from dividend reinvestments pursuant to section 8 hereof or any adjustment pursuant to section 11 hereof.

“Termination Date” means the effective date of termination of Grantee’s employment, as determined by the Committee in its sole discretion.

“Threshold Level” means the minimum level of earnings per share established by the Committee in its sole discretion for the Performance Year which must be achieved in order for an incentive award to be available under the EIP.

“Vested Shares” means the shares of Common Stock subject to this Agreement which have become vested pursuant to section 4, 5 or 7 hereof and are, therefore, no longer subject to the Restrictions or the Ownership Level requirements.

2. Grant of Restricted Stock. Pursuant to action of the Board and/or the Committee, the Company hereby awards to Grantee the number of shares of Common Stock as set forth on the Grant Notice.

3. Restrictions. From the Date of Grant until the date Grantee obtains a vested right to shares of Common Stock subject to this Award pursuant to section 4, 5, 7 or 12 hereof, neither the shares of Common Stock subject to this Award (including any additional shares resulting from the reinvestment of dividends declared on the original shares awarded or an adjustment of the original shares pursuant to section 11 hereof) nor any right or privilege pertaining thereto may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed or encumbered in any way, otherwise than by transfer to a trust in accordance with Section 16 hereof, and shall not be subject to execution, attachment or similar process (collectively, the “Restrictions”). Any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Restricted Shares or any right or privilege pertaining thereto, otherwise than by transfer to a trust pursuant to Section 16 hereof, shall be null and void and of no force and effect. Upon the lapse of the Restrictions with respect to any shares of Common Stock subject to this Award, Grantee shall obtain a vested right to such shares of Common Stock.

4. Vesting. Except as otherwise provided in section 5, 7 or 12, the Restrictions shall lapse with respect to the Restricted Shares only to the extent certain performance criteria are achieved and Grantee achieves a certain ownership level of Common Stock.

(a) Annual Vesting. Subject to subsection 4(c) hereof, for each Performance Year, the Restrictions shall lapse with respect to the number of Restricted Shares equal to the lesser of (i) the Annual Eligible Vesting Amount, or (ii) the Remaining Shares. As of the Determination Date after the end of each Performance Year, the Committee shall calculate the number of Restricted Shares which shall become Vested Shares in accordance with the foregoing formula provided the Ownership Level requirement of subsection 4(c) is achieved. Fractional shares of Common Stock shall be rounded to the nearest whole share (for which purpose one-half share shall be rounded down to the nearest whole share). Target Shares for a Performance Year in which the Performance Rating is less than the Threshold Level shall be forfeited as of the end of such Performance Year (without payment of consideration by the Company) (“Forfeited Shares”). Vesting under this Section shall continue after Grantee’s termination of employment on or after attainment of age 65, except if such termination is by the Company for Cause. Vesting under this Section shall cease upon Grantee’s termination of employment for any reason before age 65 or by the Company for Cause.

(b) Accelerated Vesting. Subject to subsection 4(c) hereof, if, as of the Determination Date following the end of the third Performance Year, the Committee determines, in its sole discretion, that the accelerated performance vesting criteria set forth on Schedule B have been achieved, the Restrictions shall lapse with respect to all Restricted Shares subject to this Agreement except for Forfeited Shares. Vesting under this Section shall continue after Grantee’s termination of employment on or after attainment of age 65, except if such termination is by the Company for Cause. Vesting under this Section shall cease upon Grantee’s termination of employment for any reason before age 65 or by the Company for Cause.

(c) Ownership Level Requirements.

(i) Pre-Age 65. Prior to the date on which Grantee attains age 65, the Restrictions shall not lapse with respect to the Restricted Shares eligible for vesting pursuant to subsection 4(a) or 4(b) hereof unless Grantee has achieved his or her requisite Ownership Level as of the Determination Date immediately following the Performance Year in which such Restricted Shares have become eligible for vesting pursuant to subsection 4(a) or 4(b) hereof. For each Performance Year, the Ownership Level shall be deemed to have been achieved only if Grantee maintains the requisite Ownership Level as of the Determination Date immediately following such Performance Year. If the Committee determines, in its sole discretion, that Grantee has not achieved the Ownership Level as of the relevant Determination Date, the Restricted Shares which would otherwise have vested pursuant to subsection 4(a) or 4(b) hereof if not for the Ownership Level requirement shall not be forfeited, but shall remain subject to the Restrictions until and unless the requisite Ownership Level has been achieved as of a future Determination Date. However, unless subsection 4(c)(ii) or section 5(b) hereof shall apply, such Restricted Shares shall be forfeited (without payment of consideration by the Company) in accordance with subsection 5(d) and section 6 hereof if the requisite Ownership Level is not achieved as of the last Determination Date immediately preceding termination of employment.

(ii) Age 65. If, and when, Grantee attains age 65 while employed by the Company, the Ownership Level requirements set forth in subsection 4(c)(i) hereof shall no longer serve as a condition to vesting. Consequently, at such time, the Restrictions shall lapse with respect to the Restricted Shares which have become eligible for vesting pursuant to subsection 4(a) or (4)(b) hereof but which have not become Vested Shares solely because of Grantee’s failure to achieve the requisite Ownership Level. Thereafter, the Restrictions with respect to the Restricted Shares which satisfy the vesting criteria set forth in subsection 4(a) or 4(b) hereof shall lapse irrespective of the Ownership Level requirements of subsection 4(c)(i) hereof.

(iii) Exception. The vesting restrictions of this Section 4.4(c) shall not apply to any shares which vest under the second to last sentence of Section 4(a) or 4(b).

5. Vesting of Restricted Shares Upon Termination of Employment for any Reason Other Than Termination by the Company for Cause.

(a) Irrespective of the Ownership Level requirement, if Grantee’s employment is terminated before age 65 for any reason other than termination by the Company for Cause, the Restrictions with respect to the number of Restricted Shares equal to the lesser of (i) the Pro Rata Vesting Amount, or (ii) the Pro Rata Remaining Shares shall lapse as of the Determination Date immediately following the calendar year in which the Termination Date occurs.

(b) Unless otherwise vested pursuant to subsection 5(a) hereof, if Grantee’s employment is terminated on account of Death, Disability, Normal Retirement or termination by the Company without Cause, Restricted Shares which would have vested pursuant to subsection 4(a) or 4(b) hereof, but have not yet vested because of Grantee’s failure to achieve the requisite Ownership Level pursuant to subsection 4(c) hereof, shall vest as of such Termination Date.

(c) Irrespective of the Ownership Level requirement, if such Termination Date occurs prior to, or on, the Determination Date immediately following the end of the third Performance Year, and Grantee’s employment is terminated for any reason before age 65 other than termination by the Company for Cause, Grantee shall be eligible to vest in an additional number of Restricted Shares provided the Committee determines, in its sole discretion, that the accelerated vesting performance criteria set forth on Schedule B have been achieved. If the Committee determines that the accelerated vesting performance criteria set forth on Schedule B have been achieved, the Restrictions shall lapse with respect to an additional number of Restricted Shares equal to the product of (a) the number of Restricted Shares which have neither vested nor been forfeited as of the Determination Date immediately following the end of the third Performance Year, multiplied by (b) a fraction, the denominator of which shall be 1,095, and the numerator of which shall be the number of days Grantee worked during the Seven-Year Performance Period prior to the Termination Date. In the event the Termination Date occurs on or before the Determination Date immediately following the end of the third Performance Year, Restricted Shares which shall vest pursuant to either subsection 5(a) or 5(b) hereof shall be deemed to have previously vested for purposes of this section 5(c) hereof.
(d) Any Restricted Shares in excess of the Restricted Shares which have vested pursuant to Sections 4 or 7 or subsections 5(a), 5(b) or 5(c) hereof shall be forfeited to the Company without payment of consideration by the Company as soon as such Restricted Shares have no possibility of vesting under Sections 4 or 5.

6. Termination for Cause. Grantee shall forfeit (without payment of consideration by the Company) all Restricted Shares with respect to which the Restrictions have not lapsed upon the occurrence of a termination of Grantee’s employment by the Company for Cause.

7. Change of Control. Notwithstanding anything herein to the contrary, upon the occurrence of a Change of Control prior to Grantee’s Termination Date, the Restrictions shall lapse with respect to the number of Restricted Shares which have neither vested nor been forfeited prior to the Change of Control, irrespective of whether Grantee has achieved the requisite Ownership Level as of the date of such Change of Control.

8. Custody, Voting and Dividends. Restricted Shares shall be held in book-entry form by the Company or its agent for Grantee’s account, with appropriate notation of the Restrictions made in the custodian’s records. Additionally, the grant of Restricted Shares is conditioned upon Grantee’s endorsement in blank of the irrevocable stock power attached to the Grant Notice as Exhibit B. The irrevocable stock power must be endorsed and returned to the Vice President of Human Resources within sixty (60) days from the Date of Grant. Failure to do so within the prescribed time period will result in an immediate forfeiture of the Restricted Shares. Dividends declared on Restricted Shares shall be reinvested in additional shares of Common Stock (in accordance with such methods or procedures as shall be established from time to time by the Committee), which shall vest concurrently with the Restricted Shares. To the extent the Restricted Shares have not been forfeited, Grantee shall be entitled to voting privileges associated with the Restricted Shares.

9. Lapse of Restrictions. If, and when, the Restrictions lapse, the Company shall distribute such Vested Shares into a separate book-entry account, which will not bear any restrictive legend. Additionally, the Company will deliver to Grantee no later than thirty (30) days following the lapse of such Restrictions the related irrevocable stock power held by the Company pursuant to section 8 hereof.

10. Committee Discretion. This Award has been made pursuant to a determination made by the Committee. The Committee shall have plenary authority to (a) interpret any provision of this Award, (b) make any determinations necessary or advisable for the administration of this Award, and (c) waive any conditions or rights under this Award, or amend, alter, accelerate, suspend, discontinue or terminate this Award; provided, however, that, except as provided in section 11 hereof, without the consent of Grantee, no such amendment, alteration, suspension, discontinuation or termination of this Award may impair the rights of Grantee under this Award.

11. Adjustments. Notwithstanding anything to the contrary herein, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Restricted Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Grantee under this Award, then the Committee shall, in such manner as it may deem equitable, make any adjustments to this Award it deems appropriate. In addition, the Committee is authorized to make such adjustments as it deems appropriate in the terms and conditions of, and the criteria included in, the Award in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations or accounting principles.

12. Tax Withholding. Upon the lapse of the Restrictions (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Company shall be entitled to withhold from Grantee’s compensation any required taxes, including Grantee’s social security and Medicare taxes and federal, state and local income tax with respect to the income arising from the lapse of the Restrictions. The Company shall have the right to require the payment of any such taxes before delivering the stock certificate with respect to the Vested Shares and the related stock power held by the Company in accordance with section 8 hereof. Alternatively, in lieu of such withholding, Grantee shall be entitled to cover all or any part of the taxes arising from the lapse of the Restrictions through a reduction of the number of Vested Shares delivered to Grantee or a delivery, or tender, to the Company of shares of Common Stock already held by Grantee, in each case valued in the same manner as used in computing withholding taxes under the applicable laws. Additionally, to the extent it is determined by a regulatory agency or a court of competent jurisdiction that shares of Common Stock which would otherwise be considered Restricted Shares pursuant to the terms of this Award nevertheless result in current federal or state taxation, (i) all Restrictions as to such shares shall immediately lapse, (ii) such Shares shall immediately become Vested Shares and (iii) Grantee shall be entitled to cover all or any part of the taxes through a reduction of such Restricted Shares resulting in the taxable event.

13. Beneficiary Designations. Grantee shall file with the Vice President of Human Resources on the form attached to the Grant Notice as Exhibit C, or such other form as may be prescribed by the Company, a designation of a primary beneficiary(ies) and a contingent beneficiary(ies) to whom shares of Common Stock otherwise due to Grantee pursuant to the terms hereof shall be distributed in the event of the death of Grantee prior to distribution. Grantee shall have the right to change the beneficiary from time to time; provided, however, that any change shall not become effective until received in writing by the secretary of the Company or its designee. If any designated beneficiary survives Grantee but dies before receiving all of Grantee’s benefits hereunder to which he or she is entitled, any remaining benefits due Grantee to which the deceased beneficiary is entitled shall be distributed to the deceased beneficiary’s estate. If there is no effective beneficiary designation on file at the time of Grantee’s death, or if the designated primary beneficiary(ies) and contingent beneficiary(ies) predecease Grantee, the payment of benefits shall be made to Grantee’s estate.

14. No Right to Continued Employment. Nothing in this Award shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of Grantee at any time for any reason.

15. Governing Law. To the extent federal law does not otherwise control, the validity, interpretation, performance and enforcement of this Award shall be governed by the laws of the State of Missouri, without giving effect to principles of conflicts of laws thereof.

16. Successors and Assigns. The provisions of this Award shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s legal representative. Grantee may transfer Restricted Shares to the trustee of a trust only to the extent approved in advance by the Committee (or its designee), in its sole discretion, and the Restricted Shares are held by such trustee subject to all the terms and conditions set forth in this Award. Furthermore, as a condition to transfer, the Committee (or its designee) shall have the authority to require the trustee to execute any documentation deemed appropriate by the Committee (or its designee) to ensure the Restricted Shares will continue to be subject to the terms and conditions set forth in this Award.

17. Indemnification. If Grantee institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any benefit provided by this Award, the Company will pay for all actual legal fees and expenses incurred (as incurred) by Grantee, regardless of the outcome of such action.

SCHEDULE A

Performance Level Achieved	Performance Rating
Threshold Level	0.5
Target Level	1.0
Maximum Level	1.5

SCHEDULE B

The achievement of an average earnings per share growth rate of at least 10% per Performance Year over the first three Performance Years, as determined by the Committee in its sole discretion. In determining the growth rate in earnings per share, the Committee may make adjustments as it deems appropriate for acquisitions, divestitures or other one-time events.

EXHIBIT B

Instructions: Please do not fill in any blanks other than the printed name line, the signature line and the date. The purpose of this irrevocable stock power is to enable the Company to exercise full ownership and control over the restricted stock subject to the Award in the event of forfeiture.

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, and pursuant to the Restricted Stock Award dated as of _________________ (the “Award”), the undersigned does hereby sell, assign, transfer and convey to Ameren Corporation (the “Company”) ________________ shares of Ameren Corporation common stock, $0.01 par value, represented by Certificate(s) No. ____________, and hereby irrevocably constitutes and appoints _____________________ to transfer said stock on the books of the Company, with full power of substitution in the premises.

______________________________________
Printed Name

______________________________________                    _______________
             Signature                         Date

EXHIBIT C

AMEREN CORPORATION LONG-TERM INCENTIVE PLAN OF 1998
Restricted Stock Award dated as of ______________, 20_____
and all future Restricted Stock Awards

Designation of Beneficiary

I, ______________________________________________________________ (“Grantee”), hereby designate

PRIMARY

(Print Beneficiary’s Name)   Last    First    Middle Initial

Print Beneficiary’s Address                     Relationship

(Print Beneficiary’s Name)        Last       First       Middle Initial

Print Beneficiary’s Address                  Relationship

as my primary beneficiary(ies) for purposes of the above-referenced award and all future restricted stock awards (“Awards”). In the event of my death prior to the distribution of all shares of Common Stock otherwise due to me pursuant to the Awards, such primary beneficiary(ies) shall receive the remaining amount in equal shares. If none of the above-named primary beneficiary(ies) survive me, the remaining amount of shares of Common Stock shall be distributed in equal shares to those then living of the following person(s):

SECONDARY

(Print Beneficiary’s Name)      Last       First       Middle Initial

Print Beneficiary’s Address                         Relationship

SECONDARY

(Print Beneficiary’s Name)      Last       First             Middle Initial

Print Beneficiary’s Address                           Relationship

It is understood that this Designation of Beneficiary is made pursuant to the Awards and is subject to the conditions stated therein. It is further understood that all prior designations of beneficiary under the Awards are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by Grantee and filed with the Company prior to Grantee’s death.

___________________________                _______________________________
Date                              Grantee

ACKNOWLEDGED AND ACCEPTED BY THE COMPANY:

___________________________                _______________________________
Date                                  Signature of Company Representative